Exhibit 8.1

List of Subsidiaries

China EZGO Group Ltd, a company formed in Hong Kong, is wholly owned by the Company.

Changzhou Langyi Electronic Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by China EZGO Group Ltd.

EZGO Technologies Group Ltd, a company formed in the People’s Republic of China, is 95.2381% owned by China EZGO Group Ltd.

Jiangsu EZGO Energy Supply Chain Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by EZGO Technologies Group Ltd.

Sichuan EZGO Energy Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by EZGO Technologies Group Ltd.

Jiangsu EZGO New Energy Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by EZGO Technologies Group Ltd.

Tianjin EZGO Electric Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by EZGO Technologies Group Ltd.

Changzhou Youdi Electric Bicycle Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by EZGO Technologies Group Ltd.

Changzhou Sixun Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by Jiangsu EZGO New Energy Technologies Co., Ltd.

Changzhou Higgs Intelligent Technologies Co., Ltd., a company formed in the People’s Republic of China, is 60% owned by Changzhou Sixun Technologies Co., Ltd.

Changzhou Zhuyun Technologies Co., Ltd., a company formed in the People’s Republic of China, is wholly owned by Changzhou Higgs Intelligent Technologies Co., Ltd.